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                                                                   EXHIBIT 10.10
                                                                  EXECUTION COPY









                              SAFELITE GLASS CORP.

                             STOCKHOLDERS' AGREEMENT

                          Dated as of December 20, 1996





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                              SAFELITE GLASS CORP.

                             STOCKHOLDERS' AGREEMENT
                             -----------------------

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I     Definitions

ARTICLE II    Covenants and Conditions

Section 2.1   Restrictions on Transfers; Right of First Refusal
Section 2.2   Call by the Company
Section 2.3   Come Along
Section 2.4   Take Along
Section 2.5   Preemptive Rights
Section 2.6   Synthetic Sales
Section 2.7   Corporate Governance

ARTICLE III   Registration Rights

Section 3.1   General
Section 3.2   Demand Registrations
Section 3.3   Piggyback Registration
Section 3.4   Obligations of the Company
Section 3.5   Furnish Information
Section 3.6   Expenses of Registration
Section 3.7   Underwriting Requirements
Section 3.8   Indemnification
Section 3.9   Lock-Up Agreement
Section 3.10  No Inconsistent Agreements
Section 3.11  Stock Split

ARTICLE IV    Miscellaneous

Section 4.1   Remedies
Section 4.2   Entire Agreement; Amendment; Waiver
Section 4.3   Severability
Section 4.4   Notices
Section 4.5   Binding Effect; Assignment
Section 4.6   Governing Law
Section 4.7   Termination
Section 4.8   Recapitalizations, Exchanges, Etc.
Section 4.9   Transaction with Affiliates

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Section 4.10   Action Necessary to Effectuate the Agreement
Section 4.11   Purchase for Investment; Legend on Certificate
Section 4.12   Effectiveness of Transfers
Section 4.13   Additional Stockholders
Section 4.14   No Waiver
Section 4.15   Counterpart
Section 4.16   Headings
Section 4.17   Number; Gender


EXHIBIT A      Schedule of Stockholders







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                             STOCKHOLDERS' AGREEMENT
                             -----------------------


     This Stockholders' Agreement (this "Agreement") is entered into as of the 20th day of December, 1996, by and among Safelite Glass Corp., a Delaware corporation (the "Company"), those persons listed as Lee Group Stockholders on the signature pages hereof, including Thomas H. Lee Equity Fund III, L.P., a Delaware limited partnership ("Equity Fund") (collectively, the "Lee Group Stockholders"), and those persons listed as the Management Stockholders on the signature pages hereof (the "Management Stockholders"). The Lee Group Stockholders and the Management Stockholders are sometimes collectively referred to herein as the "Stockholders".

     WHEREAS, upon consummation of the transactions contemplated by that certain Recapitalization Agreement and Plan of Merger and Stock Purchase Agreement dated as of November 8, 1996 (the "Recapitalization Agreement") by and among Lear Sieglar Holdings Corp., the LS Selling Stockholders, Safelite Glass Corp., LSNWY Corp., L.S. Acquisition Corp. and Lite Acquisition Corp., the Stockholders will own the number of shares of Common Stock set forth opposite their respective names on EXHIBIT A hereto; and

     WHEREAS, each of the Stockholders desires to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with regard to the Company and certain restrictions on the Common Stock owned by the Stockholders; and

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

     For the purposes of this Agreement, the following terms shall be defined as follows:

     1933 ACT. The "1933 Act" shall mean the Securities Act of 1933, as amended. 1934 ACT. The "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     AFFILIATE. An "Affiliate" of a specified person, corporation or other entity shall mean a person, corporation or other entity which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the corporation or other entity specified and when used with respect to the Company or any Subsidiary of the Company, shall include any holder of at least 5% of the capital stock, or any officer or director, of the Company.


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     ASSOCIATE. "Associate," (i) when used to indicate a relationship with any
Person shall mean, (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity and (c) any relative of such Person who has the same home as such Person, is a parent, aunt or uncle, sibling, spouse, in-law, child, niece or nephew or grandchild of such Person, or the spouse of any of them, or (ii) when used to indicate a relationship with the Company, shall also mean a director or officer of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of any Stockholder.

     BOARD. The "Board" shall mean the Board of Directors of the Company as the same shall be constituted from time to time.

     CAUSE. "Cause" shall mean (i) the commission of any fraud, embezzlement or other material act of dishonesty with respect to the Company or any of its Subsidiaries (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its Subsidiaries), (ii) a conviction of, or plea of guilty or NOLO CONTENDERE to, a felony or other crime involving moral turpitude, (iii) willful misconduct or (iv) willful failure or refusal to perform one's duties and responsibilities to the Company or any of its Subsidiaries, which failure or refusal to perform is not remedied within three (3) days after receipt of a written notice from the Company detailing such failure or refusal to perform.

     COMMON STOCK. "Common Stock" shall mean the Company's common stock, $.01 par value, that the Company may be authorized to issue from time to time, any other securities of the Company into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company and which has ordinary voting power for the election of directors of the Company.

     THE COMPANY. The "Company" shall mean Safelite Glass Corp., a Delaware corporation, and its successors and assigns.

     PERMITTED TRANSFER. A "Permitted Transfer" shall mean:

          (a) a Transfer of Shares by any Stockholder who is a natural person to such Stockholder's spouse, children, grandchildren, parents or siblings, a trust for the benefit of any of such persons or a family limited partnership of which such persons are the only partners, provided such Transfer is reasonably acceptable to the Company;


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          (b) a bona fide pledge of Shares by a Stockholder to a bank, financial institution or other lender reasonably acceptable to the Company;

          (c) a Transfer of Shares between any Stockholder who is a natural person and such Stockholder's guardian or conservator;

          (d) a bona fide gift of Shares by a Stockholder to a charitable institution as defined in Section 501(c) of the Internal Revenue Code of 1986, as amended, provided such Transfer is reasonably acceptable to the Company;

          (e) a Transfer of Shares from any Stockholder which is a partnership to its partners, provided such Transfer is reasonably acceptable to the Company;

          (f) a Transfer of Shares from any Stockholder which is a corporation or partnership to any Affiliate of such Stockholder, provided such Transfer is reasonably acceptable to the Company; or

          (g) a Transfer of Shares by a Lee Group Stockholder to another Lee Group Stockholder or other employee of Thomas H. Lee Company.

No Permitted Transfer shall be effective unless and until the transferee of the Shares so transferred, if such transferee is not already a party to this Agreement, executes and delivers to the Company an executed counterpart of this Agreement in accordance with the terms of Section 4.13 hereof. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

     PERMITTED TRANSFEREE. A "Permitted Transferee" shall mean any person or entity who shall have acquired and who shall hold shares pursuant to a Permitted Transfer described above.

     PERSON. "Person" means an individual, corporation, partnership, trust, or unincorporated association, or a government or any agency or political subdivision thereof.

     PUBLIC OFFERING. A "Public Offering" shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the 1933 Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms and also excluding the registration of any equity security issued to non-Affiliates of the Company as part of a bona fide debt offering of units comprised of such equity security and a debt security of the Company.

     REGISTRABLE SECURITIES. "Registrable Securities" shall mean all shares of Common Stock held from time to time by any party hereto and any other securities of the Company or any of its Subsidiaries issued in exchange for, upon a reclassification of, or in a distribution

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with respect to, such Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been sold under a Rule 144 Transaction or (c) such securities shall have ceased to be outstanding.

     RULE 144 TRANSACTION. "Rule 144 Transaction" means a transfer of Shares (A) complying with Rule 144 under the 1933 Act as such Rule or a successor thereto is in effect on the date of such transfer (but not including a sale other than pursuant to a "brokers transaction" as defined in clauses (i) and (ii) of paragraph (g) of Rule 144 as in effect on the date hereof) and (B) occurring at a time when Shares are registered pursuant to Section 12 of the 1934 Act.

     SCHEDULE. "Schedule" shall refer to the Schedule of Stockholders attached hereto as EXHIBIT A.

     SHARES. "Shares" shall mean all (i) shares of Common Stock held by Stockholders from time to time, (ii) shares of Common Stock subsequently held by Permitted Transferees who acquire them in one or more Permitted Transfers, (iii) securities of the Company issued in exchange for, upon reclassification of, or as a distribution in respect of, any of the foregoing.

     STOCKHOLDER. "Stockholder" shall have the meaning set forth in the first paragraph of this Agreement.

     SUBSIDIARY. "Subsidiary" with respect to any entity (the "parent") shall mean any corporation, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, and (ii) owns directly or controls with power to vote, indirectly through one or more Subsidiaries, shares of capital stock or beneficial interest having the power to cast for the election of directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

     SYNTHETIC SALE. "Synthetic Sale" shall mean any hedge, sale or purchase of any derivative security or other action (other than Transfers expressly permitted by the terms hereof) having the effect of reducing a Stockholder's economic interest in Shares or reducing a Stockholder's exposure to a decrease in fair market value of Shares.

     THIRD PARTY. "Third Party" shall mean any person other than the Company.


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     TRANSFER. "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares.

                                   ARTICLE II

                            Covenants and Conditions
                            ------------------------

     2.1 RESTRICTIONS ON TRANSFERS; RIGHT OF FIRST REFUSAL. No Stockholder may Transfer all or any part of the Shares owned by any of them to anyone other than a Permitted Transferee except in accordance with the following procedures:

               (a) If at any time a Stockholder desires to Transfer Shares to anyone other than a Permitted Transferee (each, an "Offeror"), such Offeror shall give notice of such offer (the "Transfer Notice") to the Company. The Transfer Notice shall state the terms and conditions of such offer, including the name of the prospective purchaser, the proposed purchase price per share of such Shares (the "Offer Price"), payment terms (including a description of any proposed non-cash consideration), the type of disposition and the number of such Shares to be transferred ("Offered Shares"). The Transfer Notice shall further state (i) that the Company may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein, and (ii) that the Company may not purchase any of such Offered Shares unless the Company purchases all of such Offered Shares.

               (b) For a period of thirty (30) business days after receipt of the Transfer Notice (the "Option Period"), the Company may, by notice in writing to the Offeror or Permitted Transferee delivering such Transfer Notice, elect in writing to purchase all, but not less than all, of the Offered Shares at the Offer Price. The closing of the purchase of Offered Shares pursuant to Section 2.1(b) or Section 2.1(c), as the case may be, shall take place at the principal office of the Company on the tenth (10th) day after the expiration of the Option Period. At such Closing the Company shall deliver to the Offeror against delivery of certificates duly endorsed and stock powers representing the Offered Shares being acquired by the Company, the Offer Price, on the same terms as set forth in the Transfer Notice (including any non-cash consideration described therein), payable in respect of the Offered Shares being purchased by the Company. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

               (c) Notwithstanding anything set forth in this Section 2.1 to the contrary, prior to the termination of the Option Period, the Board of Directors of the Company (the "Board") may, in its sole discretion, elect to assign the Company's right to

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          purchase all, but not less than all, of the Offered Shares pursuant to this Section 2.1 to the Stockholders. If the Board so elects, the Company shall give notice of such assignment to each Stockholder (the "Assignment Notice"), indicating the number of Shares each such Stockholder is entitled to purchase (including the right to over-allotment of Offered Shares, if any), the Offer Price of such Shares, and any other relevant payment terms. Within five (5) days of the Assignment Notice, those Stockholders who intend to purchase the Offered Shares pursuant to this Section 2.1(c) (the "Offered Shares Electing Stockholders") shall notify the Company in writing of such intention, indicating the number of Offered Shares (including over-allotments, if any) they intend to purchase. The right to purchase such Offered Shares shall be allocated to the Stockholders
          PRO RATA (based on the number of Shares each Stockholder (together with each such Stockholder's Permitted Transferees) owns in relation to the total number of Shares owned by all of the Stockholders); PROVIDED, HOWEVER, that if any Stockholder does not elect to purchase the number of Offered Shares which such Stockholder (and its Permitted Transferees) may purchase pursuant to this Section 2.1(c), then the Offered Shares Electing Stockholders (and their Permitted Transferees) may elect to purchase the remaining Offered Shares. The right to purchase the remaining Offered Shares shall be allocated to the Offered Shares Electing Stockholders pro rata (based on the number of Shares each Offered Shares Electing Stockholder (together with their Permitted Transferees) owns in relation to the total number of Shares owned by all of the Offered Shares Electing Stockholders).

               (d) If the Company or the Stockholders, as the case may be, do not elect to purchase all of the Offered Shares, all, but not less than all, of the Offered Shares may be Transferred, but only in accordance with Sections 2.1(e) and 2.1(f) and the terms of the Transfer Notice, within sixty (60) days after expiration of the Option Period, after which, if the Offered Shares have not been Transferred, all restrictions contained herein shall again be in full force and effect.

               (e) Five (5) days prior to the closing of the purchase of any Offered Shares pursuant to Section 2.1(d) hereof (the "Closing"), the Offeror shall notify the Company of the disposition of the Offered Shares, including the name of each purchaser and the number of shares bought by each purchaser. The Closing shall take place no later than sixty (60) days after the expiration of the Option Period. At such Closing, each purchaser of Offered Shares shall deliver to the Offeror against delivery of certificates duly endorsed and stock powers representing the Offered Shares being acquired by such purchaser, the Offer Price, on the same terms as set forth in the Transfer Notice (including any non-cash consideration described therein), payable in respect of the Offered Shares being purchased by such purchaser. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.


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               (f) Any Transfer of Shares pursuant to this Section 2.1 shall remain subject to the Transfer restrictions of this Agreement and each intended transferee pursuant to this Section shall execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee's agreement that the Shares intended to be transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Stockholder hereunder.

               (g) Any Stockholder who is the subject of an Involuntary Transfer (as defined below) (the "Transferring Stockholder"), shall notify the Company in writing within ten (10) days of such Involuntary Transfer but the failure to give such notice shall not affect the rights of the parties hereunder. Upon the Company's receipt of such notice, the Company shall treat the Involuntary Transfer as an offer under this
          Section 2.1. The Company shall act upon the deemed offer under this Section within the time periods and following the applicable procedures set forth in this Section 2.1, with the date of the deemed offer being the later of the date of the Company's receipt of written notice setting forth the existence of such an Involuntary Transfer and the date of such Involuntary Transfer, such later date being the date of notification for the purpose of Section 2.1.

               (h) The purchase price for the Shares being transferred as a result of an Involuntary Transfer under Sections 2.1(g) shall be fair market value, as fair market value is agreed to by the Company and the transferee in each such Involuntary Transfer, or if no such agreement is reached, as determined by an independent appraiser selected by the Company and reasonably acceptable to the transferee in such Involuntary Transfer. All costs of any appraisal under this Section 2.1(h) shall be paid by the Company.

               (i) For purposes of this Agreement, the term "Involuntary Transfer" shall mean any involuntary sale, transfer, encumbrance or other disposition by or in which any Stockholder shall be deprived or divested of any right, title or interest in or to any Shares, including without limitation, any levy of execution, transfer in connection with bankruptcy, reorganization, insolvency or similar proceedings or any transfer to a public officer or agency pursuant to any abandoned property or escheat law. A Transfer pursuant to Section
          2.2 hereof shall not be deemed to be an Involuntary Transfer.

               (j) Except as otherwise provided herein, for two years from the date hereof, no Lee Group Stockholder or Management Stockholder may sell any Shares in a Rule 144 Transaction.

               (k) The provisions of this Section 2.1 shall not apply to a Transfer of Shares which is (i) a Permitted Transfer, (ii) pursuant to a Public Offering, (iii) for any Lee

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         Group Stockholder, made after a Public Offering, pursuant to a Rule 144
         Transaction or (iv) for any Management Stockholder, made after the later of (A) a Public Offering and (B) two years (or such shorter period of time as is required under Rule 144) from the date hereof, in either case, pursuant to a Rule 144 Transaction.

          2.2 Call by the Company.
              -------------------

               (a) If the employment of a Management Stockholder by the Company or any of its Subsidiaries shall terminate (a "Call Event") prior to the earlier of (i) three (3) years from the date hereof or (ii) the completion of the Company's initial Public Offering, the Company shall have the right to purchase (the "Call Option"), by delivery of a written notice (the "Call Notice") to such terminated Management Stockholder no later than ninety (90) days after the date of such Call Event, and such Management Stockholder and such Management Stockholder's Permitted Transferees (the "Call Group") shall be required to sell all (but not less than all) of the Shares which are owned by the members of the Call Group on the date of such Call Event (collectively, the "Call Securities") at a price per share equal to the Call Price (as defined in Section 2.2(c) below) applicable to such Shares.

               (b) Notwithstanding anything set forth in this Section 2.2 to the contrary, prior to the exercise of the Call Option by the Company, the Board may, in its sole discretion, elect to assign the Company's right to exercise the Call Option to purchase all, but not less than all, of the Call Securities to the Stockholders. If the Board so elects, the Company shall give notice of such assignment to each Stockholder (the "Call Assignment Notice"), indicating the number of Call Securities each such Stockholder is entitled to purchase (including the right to over-allotment of Call Securities, if any), the Call Price applicable to such Shares and the date of the closing of such purchase under this
          Section 2.2. Within five (5) days of the Call Assignment Notice, those Stockholders who intend to purchase Call Securities pursuant to this
          Section 2.2(b) (the "Call Securities Electing Stockholders"), shall notify the Company in writing of such intention, indicating the number of Call Securities (including over-allotments, if any) they intend to purchase. The right to purchase such Call Securities shall be allocated to the Stockholders pro rata (based on the number of Shares each Stockholder (together with each such Stockholder's Permitted Transferees) owns in relation to the total number of Shares owned by all of the Stockholders); PROVIDED, HOWEVER, that if any Stockholder does not elect to purchase the number of Call Securities which such Stockholder (and its Permitted Transferees) may purchase pursuant to this Section 2.2(b), then the Call Securities Electing Stockholders (and their Permitted Transferees) may elect to purchase the remaining Call Securities. The right to purchase the remaining Call Securities shall be allocated to the Call Securities Electing Stockholders pro rata (based on the number of Shares each Call Securities Electing Stockholder (together with their Permitted Transferees) owns in relation to the total number of Shares owned by all of the Call Securities Electing Stockholders).

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               (c) For purposes of this Section 2.2, the term "Call Price" shall mean (i) if the employment of the Management Stockholder is terminated for Cause or if such Management Stockholder voluntarily terminates his or her employment with the Company or one of its Subsidiaries, (A) for Shares held as of the date hereof, the price per Share paid by the Lee Group Stockholders pursuant to the Recapitalization Agreement, and (B) for Shares acquired after the date hereof, the purchase price thereof; and (ii) if the employment of the Management Stockholder is not terminated for Cause and the Management Stockholder did not voluntarily terminate his or her employment with the Company or one of its Subsidiaries, the fair market value (as determined by the Board) of the Shares; PROVIDED, HOWEVER, that for purposes of this subsection
          (ii), for a period of twelve (12) months from the date hereof, the term "fair market value" shall mean the Call Price as if determined under clause (i) of this paragraph. If the Management Stockholder objects to the fair market value of the Shares as determined by the Board as provided in subsection (ii) above, the fair market value for the Shares shall be as determined by an independent appraiser selected by the Company and reasonably acceptable to the Management
          Stockholder. All costs of any appraisal under this section shall be paid by the Company.

               (d) The closing of any purchase of Call Securities by the Company pursuant to Sections 2.2(a) or 2.2(b) shall take place at the principal office of the Company on the tenth (10th) business day after the date of the Call Notice. At such closing, the Company, the Stockholders or the Designated Employee, as the case may be, shall deliver to the Call Group, against delivery of certificates duly endorsed and stock powers representing the Call Securities, a certified check or checks payable to the Management Stockholder and/or the Permitted Transferees, as the case may be, in an amount equal to the aggregate Call Price payable in respect of such Call Securities. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

                  (e) Notwithstanding anything set forth in this Section 2.2 to the contrary, prior to the exercise by the Company of its Call Option to purchase Call Securities pursuant to this Section 2.2, one or more new or existing employees of the Company or any Subsidiary may, in the sole discretion of the Board, be designated by the Board (individually a "Designated Employee" and collectively, "Designated Employees") who shall have the right, but not the obligation, to exercise the Call Option and to acquire, in lieu of the Company, some or all (as determined by the Company) of the Call Securities that the Company is entitled to purchase from the Call Group hereunder, for cash and on the same terms and conditions as set forth in Section 2.2(d) which apply to the repurchase of Call Securities by the Company. Concurrently with any such purchase of Call Securities by any such Designated Employee, such Designated Employee who is not already a Management Stockholder shall execute a counterpart of this Agreement whereupon such Designated Employee shall be deemed a

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

          "Management Stockholder" and shall have the same rights and be bound by the same obligations as a Management Stockholder hereunder.

               (f) If neither the Company nor any Designated Employee elect to exercise the Call Option and deliver a Call Notice within 90 days of a Call Event, then the Call Option provided in this Section 2.2 shall terminate but the Management Stockholder or his Permitted Transferees shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement.

         2.3 COME ALONG. Except as provided in Section 2.3(c) hereof, no Stockholder shall Transfer more than 15% of the outstanding Common Stock of the Company to a Third Party who is not a Permitted Transferee without complying with the terms and conditions set forth in Section 2.3(a) and 2.3(b) below and, if applicable, the terms and conditions set forth in Section 4.1 below; PROVIDED, HOWEVER, that this Section 2.3 shall not in any way limit or affect the restrictions of Section 2.1.

               (a) Any Stockholder, when desiring to Transfer Shares (the "Transferor"), shall give not less than seven (7) days prior written notice of such intended Transfer to each other Stockholder and to the Company. Such notice (the "Participation Notice") shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Shares proposed to be transferred (the "Participation Securities") by the Transferor, the purchase price per share proposed to be paid therefor and the payment terms and type of transfer to be effectuated. Within five (5) days following the delivery of the Participation Notice by the Transferor to each other Stockholder and to the Company, each Stockholder desiring to participate in such proposed Transfer (each, a "Participating Offeree") shall, by notice in writing to the Transferor and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Transferor) up to that number of Shares owned by such Participating Offeree as shall equal the product of (i) a fraction, the numerator of which is the number of Shares owned by such Participating Offeree as of the date of such proposed Transfer and the denominator of which is the aggregate number of Shares actually owned as of the date of such Participation Notice by the Transferor and by all Participating Offerees, multiplied by (ii) the number of Participation Securities. The amount of Participation Securities to be sold by the Transferor shall be reduced to the extent necessary to provide for such sales of Shares by Participating Offerees.

               (b) At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Transferor, together with all Participating Offerees, shall deliver to the proposed transferee certificates evidencing the Shares to be sold thereto duly endorsed with stock powers and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Shares as described in the Participation Notice.

               (c) The provisions of this Section 2.3 shall not apply to (i) any Permitted Transfer, (ii) any Transfer pursuant to or following a Public Offering or (iii) any Transfer pursuant to Section 2.4.

          2.4 Take Along.
              ----------

               (a) If a Stockholder or group of Stockholders holding more than 50% of the then outstanding Shares (the "Take Along Group") determine to sell or exchange (in a business combination or otherwise) in one or a series of bona fide arms-length transactions to a Third Party who is not an Affiliate of the Take Along Group, 50% or more of the Shares owned by it or them then, upon five (5) days written notice by the Take Along Group to each other Stockholder, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing and the consideration to be received by the Take Along Group (such notice being referred to as the "Sale Request"), each other Stockholder (each, a "Seller") shall be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party on the same terms as the Take Along Group, that number of Shares owned by such Seller as shall equal the product of (A) a fraction, the numerator of which is the number of Shares proposed to be transferred by the Take Along Group as of the date of such Sale Request and the denominator of which is the aggregate number of Shares actually owned as of the date of such Sale Request by the Take Along Group, multiplied by (B) the number of Shares actually owned as of the date of such Sale Request by such Seller. Each Seller shall (i) deliver certificates for all of its Shares at the closing of the proposed Transfer, free and clear of all claims, liens and encumbrances and (ii) if stockholder approval of the transaction is required, vote his or her Shares in favor thereof.

               (b) The provisions of this Section 2.4 shall not apply to (i) any Transfer pursuant to a Public Offering, or (ii) a Permitted Transfer.

          2.5 Preemptive Rights.
              -----------------

               (a) PREEMPTIVE RIGHT. The Company hereby grants to each Stockholder so long as it shall own any Shares or, if sooner, until a Public Offering, the right to purchase up to a PRO RATA portion of New Securities (as defined in paragraph (b) below) which the Company, from time to time, proposes to sell or issue following the date hereof. A Stockholder's PRO RATA portion, for purposes of this Section 2.5, is the product of (i) a fraction, the numerator of which is the number of outstanding Shares which such Stockholder then owns and the denominator of which is the total number of Shares of Common Stock then actually outstanding on a fully diluted basis after giving effect to the exercise of all options, warrants and the like and the conversion of all securities convertible into or exchangeable for Common Stock, multiplied by (ii) the number of New Securities the Company proposes to sell or issue.

               (b) DEFINITION OF NEW SECURITIES. "New Securities" shall mean any Common Stock of the Company whether now authorized or not, any rights, options or warrants to purchase Common Stock and any indebtedness or preferred stock of the Company which is convertible into Common Stock (or which is convertible into a security which is, in turn, convertible into Common Stock); PROVIDED that the term "New Securities" does not include (i) indebtedness of the Company; (ii) Common Stock issued as a stock dividend to all holders of Common Stock PRO RATA or upon any subdivision or combination of shares of Common Stock; (iii) the issuance of securities of the Company pursuant to a Public Offering or merger; (iv) any employee stock options approved by the Board of Directors of the Company; (v) the issuance of any Common Stock upon the exercise or conversion of any rights, options or warrants to purchase Common Stock; or (vi) the issuance of any equity security issued to non-Affiliates of the Company as part of a bona fide debt offering of investment units comprised of such equity security and a debt security of the Company or the issuance of Common Stock upon the conversion of such equity security pursuant to its terms.

               (c) NOTICE FROM THE COMPANY. In the event the Company proposes to issue New Securities, the Company shall give each Stockholder who has a preemptive right under this Section 2.5 written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. For a period of five (5) days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Stockholder its PRO RATA share of such New Securities for the price and upon the terms specified in the notice. Each Stockholder may exercise its preemptive rights hereunder by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (d) SALE BY THE COMPANY. In the event any Stockholder who has a preemptive right under this Section 2.5 fails to exercise in full its preemptive right within said five (5) day period, the Company shall have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the preemptive right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice given pursuant to Section 2.5(c).

               (e) CLOSING. The Closing for any such issuance shall take place as proposed by the Company with respect to the Shares to be issued, at which Closing the Company shall deliver certificates for the shares in the respective names of the purchasing Stockholders against receipt of payment therefor.

     2.6 SYNTHETIC SALES. Any Synthetic Sales by a Management Stockholder then employed by the Company or any of its Subsidiaries shall require the prior written approval of the Board.

     2.7 Corporate Governance. Until the completion of a Public Offering by the
         --------------------
Company:

               (a) ELECTION OF DIRECTORS. The Company's Board of Directors shall consist of persons designated by a majority in interest of the Lee Group Stockholders; provided however, that for so long as each of Garen K. Staglin and John F. Barlow are employees of the Company, they shall be entitled to be included as directors of the Company to be designated by the Lee Group Stockholders. The initial Board of Directors shall consist of Garen K. Staglin, John F. Barlow, Anthony
          J. DiNovi, Seth W. Lawry, Scott M. Sperling and Morton Meyerson.

               (b) REMOVAL AND REPLACEMENT OF DIRECTOR DESIGNEES. With the exception of Messrs. Staglin and Barlow, the Lee Group Stockholders shall be entitled to request that the directors designated by the Lee Group Stockholders pursuant to this Section 2.7 be removed or replaced and the other Stockholders hereby agree to take any action, including the voting of their Shares to take action to effectuate such request.

               (c) RESTRICTIONS ON OTHER AGREEMENTS. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares nor shall any Stockholder enter into any stockholders agreements or arrangements of any kind with any person with respect to the Shares on terms which conflict with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares inconsistent herewith.

               (d) STOCKHOLDER ACTION. Each Stockholder agrees that, in its capacity as a stockholder of the Company, such Stockholder will vote, or grant proxies relating to such Shares to vote, all of its Shares of Common Stock in favor of any merger, consolidation, sale or transfer of Shares or any similar transaction pursuant to Section 2.4 hereof if, and to the extent that, approval of the Company's stockholders is required in order to effect such transaction.

                                   ARTICLE III

                               Registration Rights
                               -------------------

     3.1 GENERAL. For purposes of Article III: (a) the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement; and (b) the term "Holder" means any Stockholder or Permitted Transferee thereof.

     3.2 Demand Registrations.
         --------------------
                                     - 13 -

               (a) If the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.2) from persons owning a majority in interest of the Common Stock owned by the Lee Group Stockholders, that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of Common Stock, then the Company shall not later than ninety (90) days after receipt by the Company of a written request for a demand registration pursuant to this Section 3.2, file a registration statement with the Securities and Exchange Commission (the "SEC") relating to such Registrable Securities as to which such request for a demand registration relates (the "Requested Shares") and the Company shall use its best efforts to cause the offering of such Requested Shares to be registered under the 1933 Act. The Company shall be obligated to effect _________ registrations of Registrable Securities pursuant to this Section 3.2.

               (b) Except as provided in subsection (c) below, if, pursuant to
          Section 3.3, the total amount of Registrable Securities that all Holders request to be included in an offering made pursuant to this
          Section 3.2 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the good faith opinion of such underwriters, can be sold, selected from the Registrable Securities requested to be included by all Holders PRO RATA based on the number of Registrable Securities which each of them owns.

               (c) If, in the good faith opinion of the underwriters, the success of any offering under this Section 3.2 or Section 3.3 would be compromised due to the inclusion of Registrable Securities owned by Management Stockholders, then the Company will include in such registration only the number of securities which, in the good faith opinion of such underwriters, can be sold, selected from the Registrable Securities requested to be included by such Management Stockholders PRO RATA based on the number of Registrable Securities which each of them owns.

     3.3 PIGGYBACK REGISTRATION. If, at any time, the Company determines to register any of its equity securities, for its own account or for the account of others under the 1933 Act in connection with the public offering of such securities (other than the first Public Offering), the Company shall, at each such time, promptly give each Holder written notice of such determination no later than ten (10) days before the effective date of any such registration. Upon the written request of any Holder received by the Company within five (5) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Shares of each Holder that such Holder has requested be registered. If the total amount of Registrable Securities that are to be included by either the Company (or other person (including any Stockholder) for whose account the registration is made) for its own account and at the request of Holders pursuant to this Section 3.3 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:

               (i) first, the equity securities of the Company (or other person at whose request the registration is made, provided that if the registration is made);

               (ii) second, the Registrable Securities requested to be included by the Holders PRO RATA based on the number of Registrable Securities which each of them owns; PROVIDED, HOWEVER, that if an underwriter who is not an Affiliate or Associate of any Stockholder or the Company, in good faith, requests for the success of the offering that the number of Registrable Securities to be sold by the Holders exercising piggyback rights pursuant to this Section 3.3 be apportioned or excluded, such number of Registrable Securities of such Holders shall be reduced or not included to the extent so requested by said underwriter.

     3.4 Obligations of the Company.
         --------------------------

     (a) Whenever required under Sections 3.2 or 3.3 hereof to use its best efforts to effect the registration of any Registrable Securities, the Company shall:

          (1) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, including, without limitation, filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current; provided, however, that if such registration statement does not become effective, then any demand registration pursuant to Section
     3.2 prompting such undertaking by the Company shall be deemed to be rescinded and retracted and shall not be counted as, or deemed or considered to be or to have been, a demand registration pursuant to Section
     3.2 for any purpose;

          (2) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement and to keep each registration and qualification under this Agreement effective (and in compliance with the 1933 Act) by such actions as may be necessary or appropriate for a period of up to 180 days (if, in the reasonable discretion of the Holders owning securities covered by such registration statement, such period of time is necessary for the successful completion of the offering of such securities) after the effective date of such registration statement, all as requested by such Holders;

          (3) as expeditiously as reasonably possible furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (4) as expeditiously as reasonably possible use its best efforts to register and qualify the securities covered by such registration statement under such securities or "blue sky" laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders PRO RATA, to the extent required by such jurisdiction;

          (5) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition or such Registrable Securities;

          (6) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Holders promptly prepare to furnish to such seller or Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (7) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, and will furnish to each such seller at least two business days prior to the filing thereof a copy of any post-effective amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected, except to the extent required by law, on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder;

          (8) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

          (9) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any class of Registrable Securities is then listed.

          (b) The Company will furnish to each Holder on whose behalf Registrable Securities have been registered pursuant to this Agreement a signed counterpart, addressed to such Holder, an opinion of counsel for the Company dated the effective date of such registration statement, and such opinion of counsel shall cover those matters which are customarily covered in opinions of issuer's counsel delivered to underwriters in connection with underwritten public offerings of securities.

          (c) Except as otherwise set forth in Section 3.3, if the Company at any time proposes to register any of its securities under the 1933 Act, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, then the Company will make reasonable efforts, if requested by any Holder of Registrable Securities who requests registration of Registrable Securities in connection therewith pursuant to
Section 3.2 or 3.3 hereof, to arrange for such underwriters to include such Registrable Securities among the securities to be distributed by or through such underwriters.

          (d) In connection with the preparation and filing of each registration statement registering Registrable Securities under this Agreement, the Company will give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the 1933 Act.

     3.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article III that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     3.6 EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration pursuant to Sections 3.2 or 3.3 hereof (excluding underwriters' discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by a majority in interest of such Holders) shall be borne by the Company; PROVIDED, HOWEVER, that the Holders requesting a demand registration pursuant to Section 3.2 may withdraw such request, in which event so long as such Holders agree to pay all expenses incurred by the Company in connection with such requested registration, such withdrawn request shall be deemed for all purposes herein not to have been made.

     3.7 UNDERWRITING REQUIREMENTS. In connection with any registration of Registrable Securities under this Agreement, the Company will, if requested by the underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company, and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters shall be also made to and for the benefit of such Holders of Registrable Securities. The Company shall use its reasonable best efforts to cause the underwriting agreement to comply with
Section 3.8. Such underwriters shall be selected (i) by the Company, in the case of a registration pursuant to Section 3.3, or (ii) by the Holders requesting a demand registration, in the case of a registration pursuant to Section 3.2.

     3.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Article III:

          (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the 1933 Act) for it, and each person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, from and against any losses, claims, damages, expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any alleged violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or control person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

          (b) To the fullest extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, as the case may be, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company and any person who controls any such agent or underwriter and each other Holder and any person who controls such Holder (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, control person, agent, underwriter, or other Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder with respect to such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the

     Company or any such director, officer, control person, agent, underwriter, or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, the indemnity obligation of each such Holder hereunder shall be limited to and shall not exceed the proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and PROVIDED, further that the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

          (c) Any person seeking indemnification under this Section 3.8 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

          (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage expense or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the Company and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

     3.9 LOCK-UP AGREEMENT. If required by the underwriter, each Stockholder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Stockholder (other than securities included in the applicable registration statement or shares purchased in the public market after the effective date of registration) or any interest or future interest therein during such period (not to exceed 180 days) as is acceptable to the underwriter following the effective date of each registration statement of the Company filed under the 1933 Act which includes securities to be sold to the public in an underwritten offering. The Company may impose stop transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

     3.10 NO INCONSISTENT AGREEMENTS. The Company agrees that it has not entered into, and it will not hereafter enter into, any Agreement with respect to the registration of its securities that is inconsistent with (or superior to) the rights granted to the Holders of Registrable Securities in this Agreement.

     3.11 STOCK SPLIT. If, on or after the receipt by the Company of a request for registration of a public offering pursuant to Section 3.2 hereof, the proposed managing underwriter or underwriters of such offering reasonably believes that the number of shares to be registered is less than the minimum number necessary for the success of such offering, the Company use its best efforts to cause each share of its outstanding Common Stock to be converted into such number of shares of such Common Stock so that the number of shares of Registrable Securities to be registered is equal to the minimum number which such managing underwriter or underwriters reasonably believes is necessary for the success of such offering. If necessary in connection therewith, the Company shall use its best efforts to cause to be recommended, approved and adopted by its Board of Directors and approved and adopted by its stockholders, and, if so approved and adopted, file and cause to become effective, an amendment to its certificate of incorporation increasing the number of shares of Common Stock which the Company is authorized to issue. Each Stockholder, together with his or its Permitted Transferees, hereby agrees to vote the Shares held by it in favor of adopting such amendment.

                                   ARTICLE IV

                                  Miscellaneous
                                  -------------

     4.1 REMEDIES. The parties to this Agreement acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute proceeding in any court of competent jurisdiction to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the sale or other disposition of any of the Shares subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith (including, without limitation, restraining the sale or other disposition of such Shares or rescinding any such sale or other disposition). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

     4.2 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement, together with the Schedule hereto, sets forth the entire understanding of the parties, and as of the Closing contemplated by the Recapitalization Agreement supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof. The Schedule may be amended to reflect changes in the composition of the Stockholders and changes in stock ownership that may occur from time to time as a result of Permitted Transfers or Transfers permitted under Article II hereof. Amendments to the Schedule reflecting Permitted Transfers or Transfers permitted under Article II hereof shall become effective when a copy of the Agreement as executed by any new transferee, are filed with the Company, except as otherwise provided in Section
4.13 hereof. Any other amendments to, or the termination of, this Agreement shall require the prior written consent of a majority in interest of each of the Lee Group Stockholders and the Management Stockholders. Notwithstanding the preceding sentence, no consent by a majority in interest of any such Stockholder Group which owns less than 5% of the fully diluted Common Stock then outstanding shall be necessary to make such other amendments to this Agreement; PROVIDED, HOWEVER, that no amendment may adversely affect the Lee Group Stockholders or the Management Stockholders at any time, unless consented to in writing by a majority in interest of such adversely affected group. Notwithstanding any provisions to the contrary contained herein, the Lee Group Stockholders, the Management Stockholders or any party may waive any rights with respect to which such party is entitled to the benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the holders of a majority in interest of the stock owned by the party entitled to the benefit thereof.

     4.3 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

     4.4 NOTICES. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given three business days after mailing by certified mail, when delivered by hand upon confirmation of receipt by facsimile, or one day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

          (a) For notices and communications to the Management Stockholders, to the respective addresses set forth in the Schedule, with a copy to in each case to:

               Seigfreid, Bingham, Levy, Selzer & Gee
               A Professional Corporation
               911 Main Street
               Kansas City, MO  64105
               Attention:  Larry J. Bingham, Esq.
               Facsimile No.:  (816) 474-3447

          (b)(i) for notices and communications to the Company:

               Safelite Glass Corp.
               1105 Schrock Road
               Columbus, Ohio  43216
               Attn:  President
               Facsimile No.:  (614) 842-3355

          (ii) for notices and communications to the Lee Group Stockholders, to the respective addresses set forth in the Schedule;

          (iii) in the case of each of (i) and (ii) above, with a copy to:

                           Hutchins, Wheeler & Dittmar
                           101 Federal Street
                           Boston, MA  02110
                           Attention: Charles W. Robins, Esq.
                           Facsimile No.: (617) 951-1295

By notice complying with the foregoing provisions of this Section 4.4, each party shall have the right to change the mailing address for future notices and communications to such party.

     4.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors and assigns; PROVIDED, HOWEVER, that the rights under this Agreement may not be assigned except as expressly provided herein, it being understood that the Company's rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company. No such assignment shall relieve an assignor of its obligations hereunder.

     4.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     4.7 TERMINATION. This Agreement shall terminate ten (10) years from the date hereof, unless earlier terminated by the parties hereto pursuant to the provisions of Section 4.2 hereof. Notwithstanding the preceding sentence, and without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder, Permitted Transferee or any other transferee of Shares, the provisions of Articles II and III of this Agreement shall terminate as to such Stockholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement, such Stockholder, Permitted Transferee or other transferee, as the case may be, no longer owns any Shares; PROVIDED, that termination pursuant to this Section 4.7 shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares. As provided above, the provisions of Sections 2.3 and 2.5 shall not apply to the Shares owned by Stockholders following a Public Offering.

     4.8 RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     4.9 TRANSACTIONS WITH AFFILIATES. The Company shall not enter into any transactions, other than the Management Agreement as of the date hereof between the Company and Thomas H. Lee Company, with any Person under common control with the Company or any officer or director of the Company, unless such transaction is on an arms-length basis, on terms no less advantageous to the Company then those available to third parties.

     4.10 ACTION NECESSARY TO EFFECTUATE THE AGREEMENT. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

     4.11 PURCHASE FOR INVESTMENT; LEGEND ON CERTIFICATE. Each of the parties acknowledges that all of the Shares held by such party are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of Shares may be made except in compliance with applicable federal and state securities laws. All the certificates of Shares of the Company which are now or hereafter owned by the Stockholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon the following legend:

          THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFER, OF A STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 20, 1996, AS AMENDED FROM TIME TO TIME. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE MAILED TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE UPON THE COMPANY'S RECEIPT OF A WRITTEN REQUEST THEREFOR.

     All shares shall also bear all legends required by federal and state securities laws.

     4.12 EFFECTIVENESS OF TRANSFERS. All Shares transferred by a Stockholder (other than pursuant to an effective registration statement under the 1933 Act or pursuant to a Rule 144 Transaction) shall, except as otherwise expressly stated herein, be held by the Transferee thereof pursuant to this Agreement. Such Transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement (as though such party had so agreed pursuant to Section 4.13 hereof) automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such transfer, then such transferee, as a condition to such transfer, shall confirm such transferee's obligations hereunder in accordance with Section 4.13 hereof. No Shares shall be transferred on the Company's books and records, and no transfer of Shares shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

     4.13 ADDITIONAL STOCKHOLDERS. Subject to the restrictions on transfers of Shares contained herein, any person or entity who is not already a Stockholder acquiring Shares (except for transferees acquiring Shares in an offering registered under the 1933 Act or in a Rule 144 Transaction), shall, on or before the transfer or issuance to it of Shares, sign a counterpart signature page hereto in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement to be bound hereunder as (i) a Management Stockholder if a Permitted Transferee or an employee of the Company or any of its Subsidiaries or (ii) a Lee Group Stockholder if a Permitted Transferee, Transferee or an employee or affiliate of Thomas H. Lee Company; PROVIDED that a transferee which is a Permitted Transferee under clause (b) of the definition of Permitted Transferee shall not be obligated to so agree until foreclosure on its pledge.

     4.14 NO WAIVER. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     4.15 COUNTERPART. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     4.16 HEADINGS. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

     4.17 NUMBER; GENDER. When the context so requires, the singular shall include the plural and the plural shall include the singular and the gender of any pronoun shall include the other genders.

                              SAFELITE GLASS CORP.

                             STOCKHOLDERS' AGREEMENT
                           Counterpart Signature Page
                           --------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                                             SAFELITE GLASS CORP.


                                             By:    /s/ Douglas A. Herron
                                                    ---------------------
                                             Name:  Douglas A. Herron
                                             Title: Treasurer

                              SAFELITE GLASS CORP.

                             STOCKHOLDERS' AGREEMENT
                           Counterpart Signature Page
                           --------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                                LEE GROUP STOCKHOLDERS:

                                THOMAS H. LEE EQUITY FUND III, L.P.
                                By:  THL Equity Advisors III Limited
                                     Partnership, General Partner
                                By:  THL Equity Trust, General Partner


                                By:   /s/ Scott M. Sperling
                                      ---------------------

                                THOMAS H. LEE FOREIGN FUND III, L.P.
                                By:  THL Equity Advisors III Limited
                                     Partnership, General Partner
                                By:  THL Equity Trust, General Partner


                                By:    /s/ Scott M. Sperling
                                       ---------------------

                                THL-CCI INVESTORS LIMITED
                                PARTNERSHIP
                                By:  THL Investment Management Corp.,
                                     general partner


                                By:   /s/ Wendy Masler
                                      ----------------

                                BIG BEND INVESTMENTS, L.P.


                                By:   /s/ Morton H. Meyerson
                                     ----------------------
                                Name:     Morton H. Meyerson
                                Title:    General Partner

                              SAFELITE GLASS CORP.

                             STOCKHOLDERS' AGREEMENT
                           Counterpart Signature Page

         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                                     MANAGEMENT STOCKHOLDERS:



                                     ----------------------------------

                                     Print Name:_______________________

                                     Address:__________________________

                                     ----------------------------------

                                    EXHIBIT A
                                    ---------

                            Schedule of Stockholders


                                                            No. of
Name and Address of Stockholder                             Shares
-------------------------------                             ------

LEE GROUP STOCKHOLDERS

Thomas H. Lee Equity Fund III, L.P.                       3,724,438

Thomas H. Lee Foreign Fund III, L.P.                        230,457

THL-CCI Investors Limited Partnership                       386,345
         c/o Thomas H. Lee Company
         75 State Street
         Boston, MA 02109
         Attn: Anthony J. DiNovi
         Facsimile No.: (617) 951-3514

Big Bend Investments, L.P.                                   37,449
         4514 Cole Avenue
         Suite 400
         Dallas, TX  75205
         Attn: Morton Meyerson
         Facsimile No.: (214) 443-1980

MANAGEMENT STOCKHOLDERS